UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 21, 2025

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Act or Rule 12b-2 of the Exchange Act.

☐	Emerging growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 21, 2025, HomeStreet, Inc., a Washington corporation (the “Company” or “HomeStreet”), held a special meeting of its shareholders (the “Special Meeting”) to consider certain proposals related to the previously announced Agreement and Plan of Merger, dated as of March 28, 2025 (the “merger agreement” and the transaction contemplated thereby, the “merger”), by and among the Company, HomeStreet Bank, a Washington state-chartered commercial bank and wholly owned subsidiary of HomeStreet, and Mechanics Bank, a California banking corporation.

As of July 11, 2025, the record date for shareholders entitled to notice of, and to vote at, the Special Meeting, there were 18,920,807.6 shares of common stock, no par value per share, of the Company (“HomeStreet common stock”) issued and outstanding.

At the Special Meeting, the following proposals were considered:

1.To approve the amendment of HomeStreet’s articles of incorporation, in the form attached as Annex B to the proxy statement/prospectus/consent solicitation statement, required in connection with the merger agreement, to, among other things (i) change the name of HomeStreet from “HomeStreet Inc.” to “Mechanics Bancorp”, (ii) to increase the number of authorized shares of HomeStreet common stock from 160,000,000 to 1,900,000,000 and HomeStreet preferred stock from 10,000 to 120,000 and (iii) authorize shares of two (2) classes of HomeStreet common stock, 1,897,500,000 shares of which will be designated Class A common stock, no par value, and 2,500,000 shares of which will be designated Class B common stock, no par value (the “HomeStreet Articles Amendment Proposal”);
2.To approve the issuance of HomeStreet common stock required in connection with the merger, which will represent (i) more than 20% of the shares of HomeStreet common stock outstanding immediately prior to the merger and (ii) a change of control pursuant to applicable exchange listing rules (the “HomeStreet Share Issuance Proposal”);
3.To approve and adopt the HomeStreet 2025 Equity Incentive Plan in the form attached as Annex D to the proxy statement/prospectus/consent solicitation statement (the “HomeStreet New Equity Incentive Plan Proposal”);
4.To approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of HomeStreet in connection with the transactions contemplated by the merger agreement (the “HomeStreet Merger-Related Compensation Proposal”); and
5.To approve an adjournment of the Special Meeting, if there are insufficient votes at the time of the Special Meeting to approve the HomeStreet Articles Amendment Proposal or the HomeStreet Share Issuance Proposal, to permit further solicitation of proxies in favor of the HomeStreet Articles Amendment Proposal or the HomeStreet Share Issuance Proposal (the “HomeStreet Adjournment Proposal”).

For more information on each of these proposals, see the definitive proxy statement/prospectus/consent solicitation statement filed by the Company with the U.S. Securities and Exchange Commission on July 16, 2025.

Based on the certified voting report provided by the inspector of elections for the Special Meeting, the Company’s shareholders approved Proposals 1, 2, 3, 4 and 5. The number of votes cast for, against, and abstentions/withhold votes and broker non-votes with respect to each matter voted upon are set forth below:

Proposal 1: The HomeStreet Articles Amendment Proposal

For	Against	Abstain	Broker Non-Votes
12,527,673	2,613,762	116,334	—

Proposal 2: The HomeStreet Share Issuance Proposal

For	Against	Abstain	Broker Non-Votes
15,084,077	57,332	116,360	—

Proposal 3: The HomeStreet New Equity Plan Proposal

For	Against	Abstain	Broker Non-Votes
14,493,198	697,683	66,888	—

Proposal 4: The HomeStreet Merger-Related Compensation Proposal

For	Against	Abstain	Broker Non-Votes
14,449,706	749,398	58,665	—

Proposal 5: The HomeStreet Adjournment Proposal

For	Against	Abstain	Broker Non-Votes
14,909,087	239,364	109,318	—
Completion of the merger remains subject to the satisfaction or waiver of customary closing conditions set forth in the merger agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2025

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, General Counsel and Corporate Secretary